UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

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TIANCI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-184061	45-5540446
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit B,10/F., Ritz Plaza, No.122 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong

(Address of Principal Executive Office) (Zip Code)

852-22510781

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

On January 19, 2024 the Registrant sold an aggregate of 445,109 shares of its common stock to five present or former members of the Registrant’s Board of Directors for an aggregate price of $445,109 or $1.00 per share. The purchasers included Zhigang Pei, who received 220,909 shares in settlement of a loan by Mr. Pei to the Registrant in the amount of $220,909, and five present or former members of the Registrant’s Board of Directors, who received an aggregate of 224,200 shares (Zhigang Pei – 110,200 shares; David Wei Fang – 64,600 shares; Jack Fan Liu – 22,100 shares, Jimmy Weiyu Zhu – 5,200 shares; and Yee Man Yung - 22,100 shares) in satisfaction of the Registrant’s liability to them for unpaid compensation.

The shares were issued in a private offering to investors who were acquiring the shares each for his own account. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act. The sale was also exempt from registration pursuant to Rule 902(1)(i) of Regulation S, as the purchasers were non-U.S. persons and Rule 903 was complied with. There was no underwriter of the offering.

ITEM 8.01	OTHER EVENTS – CONVERSION OF PREFERRED STOCK

On January 19, 2024 the Registrant issued 8,000,000 shares of its common stock to RQS Capital Limited. The shares were issued upon RQS Capital’s exercise of its right to convert 80,000 shares of the Registrant’s Series A Preferred Stock into 8,000,000 shares of common stock. Upon completion of the conversion, RQS Capital owned 9,500,000 shares of the Registrant’s common stock, representing 66.2% of the 14,348,590 shares outstanding. Shufang Gao, the Registrant’s Chief Executive Officer, is the Chairman of RQS Capital Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tianci International, Inc.

Date: January 23, 2024	By:	/s/ Shufang Gao Shufang Gao, CEO

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